UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	February 22, 2007

RIDGEWOOD ELECTRIC POWER TRUST V
(Exact Name of Registrant as Specified in Charter)

Delaware	0-24143	22-3437351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1314 King Street, Wilmington, DE	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(302) 888-7444

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

This report amends and supplements Item 9.01 of the Current Report on Form 8-K filed by Ridgewood Electric Power Trust V (the “Trust”) with the Securities and Exchange Commission (the “SEC”) on February 28, 2007 to provide the unaudited pro forma financial information of the Trust required pursuant to Article 11 of Regulation S-X promulgated by the SEC.

On February 22, 2007, Ridgewood UK, LLC (“RUK”), a Delaware limited liability company (owned 69.6% by the Trust and 30.4% by The Ridgewood Power Growth Fund) and Arbutus Energy Limited, a company incorporated in Jersey in the Channel Islands (“Arbutus Energy”), completed the sale (the “Sale”) to MEIF LG Energy Limited (the “Buyer”) of all of the issued and outstanding shares of CLPE Holdings Limited, a United Kingdom limited company, pursuant to a previously-announced agreement (the “Sale Agreement”), dated January 23, 2007, among RUK, Arbutus Energy, Ridgewood ROC 2003 LLC, Ridgewood ROC II 2003 LLC, Ridgewood ROC III 2003 LLC and Ridgewood ROC IV 2004 LLC, as sellers (collectively, the “Sellers”), and the Buyer, as the purchaser, subject to the terms and conditions set forth in the Sale Agreement and the Sellers Agreement among the Sellers and others dated January 23, 2007 (the “Sellers Agreement”).

Copies of the Sale Agreement and the Sellers Agreement are filed as Exhibits 10.1 and 10.2, respectively, to the Current Report on Form 8-K filed by the Trust with the SEC on January 29, 2007.

Item 9.01. Financial Statements and Exhibits.

(b)            Pro Forma Financial Information.

Attached as Exhibit 99.1 is a pro forma condensed consolidated balance sheet as of December 31, 2006 for the Trust, and a pro forma condensed consolidated statement of operations for the year ended December 31, 2006 for the Trust, both showing historical and pro forma results for the periods identified.

(d)             Exhibits.

Exhibit No.	Description
99.1	Ridgewood Electric Power Trust V Unaudited Pro Forma Condensed Consolidated Financial Statements as of and for the year ended December 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIDGEWOOD ELECTRIC POWER TRUST V

Dated: January 23, 2008	By:	/s/ JEFFREY H. STRASBERG
		Name:	Jeffrey H. Strasberg
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Ridgewood Electric Power Trust V Unaudited Pro Forma Condensed Consolidated Financial Statements as of and for the year ended December 31, 2006.